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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): October 17, 2005

                     Lehman ABS Corporation, on behalf of:

           Corporate Backed Trust Certificates, Series 2001-19 Trust
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              (Exact Name of Registrant as Specified in Charter)

        Delaware                       001-31854                13-3447441
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(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)

Lehman ABS Corporation
745 Seventh Avenue
New York, New York                                                10019
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(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code  (212) 526-7000
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         (Former Name or Former Address, if Changed Since Last Report)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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      The Corporate Backed Trust Certificates, Series 2001-19 Trust (the
"Trust") was formed pursuant to the Standard Terms for Trust Agreements, dated as of January 16, 2001, between Lehman ABS Corporation, as depositor, and U.S. Bank Trust National Association, as trustee, as supplemented by the Series Supplement in respect of the Trust dated as of May 11, 2001 (the "Trust Agreement").

Section 8     Other Events
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Item 8.01.    Other Events
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      Reference is made to Corporate Backed Trust Certificates, Series
2001-19, Class A-1 and Class A-2 (together, the "Certificates") issued by the Trust. The sole asset of the Trust was $27,109,000 aggregate principal amount 8.30% Notes due 2029 (the "Underlying Securities") issued by Delta Air Lines, Inc. (the "Underlying Securities Issuer").

      On October 17, 2005, the Underlying Securities were sold in accordance with the Trust Agreement. The Trust received $4,913,506 in proceeds from such sale of the Underlying Securities. Such proceeds were distributed to Certificateholders on or about October 20, 2005 as set forth on Exhibit 1 attached hereto.


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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


 Date:   October 17, 2005


                                              LEHMAN ABS CORPORATION



                                              By: /s/ Charles M. Weaver
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                                              Name:  Charles M. Weaver
                                              Title: Vice President


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